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                                                                    Exhibit 21.1

                                 MARITRANS INC.
                         SUBSIDIARIES OF MARITRANS INC.
                             As of December 31, 1997

             Direct and indirect subsidiaries of Maritrans Inc. are:


                Maritrans Operating Partners L.P.
                Maritrans General Partner Inc.
                Maritrans Holding Inc.
                Maritrans Barge Co.
                Maritrans Ocean Transport Inc.
                Maritrans Capital Corp.
                CCF Acquisition Corp.
                Maritank Philadelphia Inc.
                Inter-Cities Navigation (Texas) Corp.
                Maritank Maryland Inc.
                Interstate Towing (Texas) Co.
                Maritrans Management Services Inc.
                MOT Tankers I, Inc.
                MOT Tankers II, Inc.
                MOT Tankers III, Inc.
                MOT Tankers IV, Inc.
                Maritrans Marketing Inc.
                Maritrans Puerto Rico Inc.
                Maritrans Tankers Inc.
                Maritrans Marine Management Co.